Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements, including any amendments thereto:

1.	Registration Statement (Form S-8 No. 333-199692) pertaining to the Investar Holding Corporation 2014 Long-Term Incentive Compensation Plan;

2.	Registration Statement (Form S-8 No. 333-201880) pertaining to the Investar Holding Corporation 401(k) Plan;

3.	Registration Statement (Form S-8 No. 333-218231) pertaining to the Investar Holding Corporation 2017 Long-Term Incentive Compensation Plan;

4.	Registration Statement (Form S-3 No. 333-215238);

5.	Registration Statement (Form S-3MEF No. 333-216851); and

6.	Registration Statement (Form S-4 No. 333-228621)

our report dated March 9, 2017 relating to our audit of the consolidated financial statements of Investar Holding Corporation as of and for the year ended December 31, 2016, and the effectiveness of internal control over financial reporting of Investar Holding Corporation as of December 31, 2016.

/s/ Postlethwaite & Netterville, APAC
Baton Rouge, Louisiana

March 15, 2019